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                                     November 25, 1998 - INFORMATION ON DISTRIBUTION              EXHIBIT 28.9
                                                     TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 99,056,660   7.229%    $  562,686    $  562,686   $21,425,197       77,631,463
  R                100             0   7.229%             0             0             0                0
  B-1        5,257,000     4,512,972   7.229%        25,635        25,635       453,773        4,059,199
  B-2       13,142,815    11,282,699   7.229%        64,091        64,091     1,134,460       10,148,240

          $350,471,515   114,852,332             $  652,413    $  652,413   $23,013,430     $ 91,838,902




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